Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Record First Quarter 2018 Financial Results

-              Revenue of $58.2 million, increased 31.2% year-over-year

-              Entered into agreements representing 61 Tier 1 carrier contracts; identified anchor customer at 53 of the 84 venues in backlog

LOS ANGELES — May 3, 2018 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves carriers, consumers and advertisers worldwide, today announced the Company’s financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•                  Revenue of $58.2 million increased 31.2%, compared to $44.3 million in the first quarter of 2017. Growth was driven by strength in wholesale Wi-Fi, DAS, and military.

•                  Wholesale Wi-Fi revenue of $11.1 million increased 63.2%, compared to $6.8 million in the first quarter of 2017.

•                  DAS revenue of $23.6 million increased 45.5%, compared to $16.3 million in the first quarter of 2017. DAS revenue for the quarter was comprised of $18.6 million of build-out project revenue and $5.0 million of access fee revenue. Included in DAS revenue for the first quarter of 2018 was a one-time benefit of $4.3 million related to the adoption of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the new revenue recognition standard.

•                  Military revenue of $15.9 million increased 26.4% compared to $12.5 million in the first quarter of 2017.

•                  Net loss attributable to common stockholders was $(3.2) million, or $(0.08) per diluted share, compared to a net loss of $(6.9) million, or $(0.18) per diluted share, in the first quarter of 2017.

•                  Adjusted EBITDA was $21.9 million, an increase of 77.1% compared to $12.4 million in the first quarter of 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•                  Net cash provided by operating activities was $17.3 million, a decrease of 32.4% compared to $25.5 million in the first quarter of 2017.

•                  Free cash flow was a negative $(3.8) million, compared to $8.0 million in the first quarter of 2017. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

Business Highlights

•                  The Company entered into agreements with Tier 1 carriers representing 61 carrier contracts. The Company now has agreements with at least one Tier 1 carrier to be the anchor carrier customer at 53 of the 84 venues in backlog.

•                  The Company added three new venue locations during the quarter. As of March 31, 2018, there were 24,200 DAS nodes live with another 11,400 nodes in backlog.

•                  The Company deployed wireless infrastructure to cover an additional 6,000 military beds bringing the total footprint to 336,000 military beds, and added 12,000 incremental subscribers during the quarter. The subscriber penetration rate improved from 39.4% at December 31, 2017 to 42.3%.

Management Commentary

“After a record setting 2017, our strong results and momentum continued with our streak of double-digit revenue growth extending to 14 consecutive quarters,” commented David Hagan, Chief Executive Officer of Boingo Wireless. “Our first quarter revenue was up over 31% year-over-year to $58.2 million, which exceeded the high end of our guidance range, and was driven by ongoing strength in carrier offload, DAS, and military. In addition, adjusted EBITDA exceeded our guidance, growing 77% year-over-year to $21.9 million. The first quarter marked our 11th consecutive quarter of year-over-year adjusted EBITDA margin expansion.”

Mr. Hagan continued, “Carrier sales took a major leap forward as we entered into agreements with multiple Tier 1 carriers representing 61 carrier contracts, which provide us with at least one Tier 1 carrier as the anchor customer at 53 of our 84 venues locations in backlog. In addition, we were pleased to have made additional traction with carrier offload with a record number of connects during the quarter fueled by the rollout of offload services to the majority of our domestic military bases and airport venue locations. The military vertical was also strong with the addition of 6,000 beds and 12,000 subscribers during the quarter driving record subscriber penetration of 42.3%.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2018 and is reiterating guidance for the full year ending December 31, 2018, as follows:

Second Quarter 2018

•                  Revenue is expected to be in the range of $54.0 million to $58.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(7.0) million to $(4.0) million, or a net loss of $(0.17) to $(0.10) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $17.5 million to $20.5 million. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA — Guidance.”

Full Year 2018

•                  Revenue is expected to be in the range of $227.0 million to $234.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $(20.0) million to $(15.0) million, or a net loss of $(0.48) to $(0.36) per diluted share.

•                  Adjusted EBITDA is expected to be in the range of $77.0 million to $82.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2018 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, May 3, 2018. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13678649 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest and other expense (income), net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company’s operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Revenue Recognition Changes

On January 1, 2018, the Company adopted ASC 606 using the modified retrospective method. Results for reporting periods beginning on January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 605, Revenue Recognition. A reconciliation of the changes for the first quarter of 2018 is set forth in the schedule entitled “Condensed Consolidated Statements of Operations.” The Company’s second quarter and full year 2018 guidance is based on the new standard.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company’s ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, the application of new accounting standards, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018(1)	2017(1)

Revenue	$58,159	$44,333
Costs and operating expenses:
Network access	26,565	19,407
Network operations	12,846	11,263
Development and technology	7,425	6,334
Selling and marketing	5,463	4,893
General and administrative	7,699	8,103
Amortization of intangible assets	727	911
Total costs and operating expenses	60,725	50,911
Loss from operations	(2,566)	(6,578)
Interest and other (expense) income, net	(79)	4
Loss before income taxes	(2,645)	(6,574)
Income tax expense	128	199
Net loss	(2,773)	(6,773)
Net income attributable to non-controlling interests	456	107
Net loss attributable to common stockholders	$(3,229)	$(6,880)

Net loss per share attributable to common stockholders:
Basic	$(0.08)	$(0.18)
Diluted	$(0.08)	$(0.18)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	41,330	38,712
Diluted	41,330	38,712

(1)                                 On January 1, 2018, we adopted ASC 606 using the modified retrospective method. Results for reporting periods beginning on January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 605.  The below table summarizes the changes to our condensed consolidated statement of operations for the three months ended March 31, 2018:

	March 31, 2018 (Per ASC 605)	Adjustment for Adoption	March 31, 2018 (Per ASC 606)
Revenue	$53,890	$4,269	$58,159
Income tax expense	$251	$(123)	$128
Non-controlling interests	$(839)	$1,295	$456

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$18,552	$26,685
Restricted cash	512	—
Accounts receivable, net	28,861	26,148
Prepaid expenses and other current assets	6,482	6,369
Total current assets	54,407	59,202
Property and equipment, net	264,629	262,359
Goodwill	42,403	42,403
Intangible assets, net	9,531	10,263
Other assets	7,577	10,082
Total assets	$378,547	$384,309

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,743	$11,589
Accrued expenses and other liabilities	38,907	42,405
Deferred revenue	76,340	61,708
Current portion of long-term debt	656	875
Current portion of capital leases and notes payable	6,068	5,771
Total current liabilities	138,714	122,348
Deferred revenue, net of current portion	125,174	149,168
Long-term portion of capital leases and notes payable	6,961	6,747
Deferred tax liabilities	1,028	1,004
Other liabilities	5,891	6,012
Total liabilities	277,768	285,279

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 41,753 and 40,995 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	4	4
Additional paid-in capital	231,879	230,679
Accumulated deficit(1)	(131,939)	(131,967)
Accumulated other comprehensive loss	(899)	(898)
Total common stockholders’ equity	99,045	97,818
Non-controlling interests(1)	1,734	1,212
Total stockholders’ equity	100,779	99,030
Total liabilities and stockholders’ equity	$378,547	$384,309

(1)                                 We adopted ASC 606 on January 1, 2018 using the modified retrospective method. Adoption of ASC 606 using the modified retrospective method required us to record a cumulative effect adjustment to accumulated deficit and non-controlling interests of $3,257 and $69, respectively, on January 1, 2018.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$(2,773)	$(6,773)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	20,606	14,985
Amortization of intangible assets	727	911
Impairment loss and loss on disposal of fixed assets	70	9
Stock-based compensation	3,126	3,044
Change in deferred income taxes	—	121
Other	—	2
Changes in operating assets and liabilities:
Accounts receivable	(3,799)	14,844
Prepaid expenses and other assets	551	(301)
Accounts payable	706	(2,434)
Accrued expenses and other liabilities	1,014	(1,132)
Deferred revenue	(2,958)	2,256
Net cash provided by operating activities	17,270	25,532
Cash flows from investing activities
Purchases of property and equipment	(21,117)	(17,491)
Increase in restricted cash	(512)	—
Payments for asset acquisition	—	(1,150)
Net cash used in investing activities	(21,629)	(18,641)
Cash flows from financing activities
Principal payments on credit facility	(219)	(5,438)
Proceeds from exercise of stock options	4,228	439
Payments of capital leases and notes payable	(1,450)	(844)
Payments of withholding tax on net issuance of restricted stock units	(6,340)	(1,562)
Net cash used in financing activities	(3,781)	(7,405)
Effect of exchange rates on cash	7	7
Net decrease in cash and cash equivalents	(8,133)	(507)
Cash and cash equivalents at beginning of period	26,685	19,485
Cash and cash equivalents at end of period	$18,552	$18,978
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$20,377	$13,797
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$1,930	$574
Capitalized stock-based compensation included in property and equipment costs	$186	$194
Non-controlling interest distributions declared but unpaid	$—	$125

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018(1)	2017(1)
Net loss attributable to common stockholders	$(3,229)	$(6,880)
Depreciation and amortization of property and equipment	20,606	14,985
Stock-based compensation expense	3,126	3,044
Amortization of intangible assets	727	911
Income tax expense	128	199
Interest and other expense (income), net	79	(4)
Non-controlling interests	456	107
Adjusted EBITDA	$21,893	$12,362

(1)                                 Prior period amounts have not been adjusted upon adoption of ASC 606 under the modified retrospective method.

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018	2017

Net cash provided by operating activities	$17,270	$25,532
Purchases of property and equipment	(21,117)	(17,491)
Free cash flows	$(3,847)	$8,041

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018(1)	2017(1)
Revenue:
DAS	$23,645	$16,256
Military	15,854	12,541
Wholesale—Wi-Fi	11,149	6,831
Retail	5,310	6,415
Advertising and other	2,201	2,290
Total revenue	$58,159	$44,333

(1)                                 Prior period amounts have not been adjusted upon adoption of ASC 606 under the modified retrospective method. DAS revenue for the three months ended March 31, 2018 includes a $4,271 increase resulting from the adoption of ASC 606 as of January 1, 2018.

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Three Months Ended June 30, 2018		Year Ended December 31, 2018
	Low	High	Low	High

Net loss attributable to common stockholders	$(7.0)	$(4.0)	$(20.0)	$(15.0)
Depreciation and amortization of property and equipment	19.8		80.3
Stock-based compensation expense	3.4		12.0
Amortization of intangible assets	0.7		2.8
Income tax expense and interest and other expense (income), net	0.3		0.9
Non-controlling interests	0.3		1.0
Adjusted EBITDA	$17.5	$20.5	$77.0	$82.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2018	2017
Key business metrics:
DAS nodes(1)	24.2	19.8
DAS nodes in backlog(2)	11.4	10.5
Subscribers—military(3)	142	128
Subscribers—retail(3)	168	194
Connects(4)	65,901	43,077

(1)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)                                 This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives revenue sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing and Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400